PagerDuty Announces Fourth Quarter and Full Year Results for Fiscal 2021
Fourth quarter revenue growth accelerated to 29% year-over-year to a record $59 million
Fourth quarter total Dollar-Based Net Retention accelerated sequentially to 121%
Digital Operations offering doubled year-over-year to power digital transformations
$10 million of full year positive operating cash flow

SAN FRANCISCO – (BUSINESS WIRE) – March 17, 2021 – PagerDuty, Inc. (NYSE:PD), a global leader in digital operations management, today announced financial results for the fourth quarter and full year of fiscal 2021 ended January 31, 2021.
"The fourth quarter was outstanding for PagerDuty. We added $59 million in revenue, reaccelerating growth sequentially to 29% year over year, as our momentum built to close out an unparalleled year,” said Jennifer Tejada, CEO at PagerDuty. “During fiscal 2021 we continued to see strength in the enterprise and mid-market, with total dollar-based net retention of 121 percent and enterprise dollar-based net retention above 125 percent exiting the year. I am incredibly appreciative of our customers and partners for their loyalty and trust, and grateful for the PagerDuty team, whose resilience, commitment and customer devotion over the last 12 months was inspiring and delivered a great outcome for our stakeholders."

Fourth Quarter Fiscal 2021 Financial Highlights
•Revenue: Total revenue was $59.3 million, up 29.1% year-over-year.
•Gross Margin: GAAP gross margin was 84.1% compared to 86.2% in the fourth quarter of fiscal 2020. Non-GAAP gross margin was 85.6% compared to 86.7% in the fourth quarter of fiscal 2020.
•Operating Loss: GAAP operating loss was $18.4 million, or GAAP operating margin of negative 31.0%, compared to an $11.8 million GAAP operating loss, or GAAP operating margin of negative 25.6%, in the fourth quarter of fiscal 2020. Non-GAAP operating loss was $5.4 million, or non-GAAP operating margin of negative 9.1%, compared to a $3.9 million non-GAAP operating loss, or non-GAAP operating margin of negative 8.6%, in the fourth quarter of fiscal 2020.
•Net Loss: GAAP net loss was $22.1 million, compared to $10.4 million in the fourth quarter of fiscal 2020. GAAP net loss per share was $0.27, compared to $0.14 in the fourth quarter of fiscal 2020. Non-GAAP net loss was $5.8 million, compared to $2.6 million in the fourth quarter of fiscal 2020. Non-GAAP net loss per share was $0.07, compared to $0.03 in the fourth quarter of fiscal 2020.
•Cash Flow: Net cash provided by operations was $3.4 million, or 5.7% of revenue, compared to net cash provided by operations of $1.8 million, or 3.9% of revenue, in the fourth quarter of fiscal 2020. Free cash flow was $2.3 million, or 3.8% of revenue, compared to negative $0.2 million, or (0.4)% of revenue, in the fourth quarter of fiscal 2020.
•Cash and Cash Equivalents and Investments were $560.3 million as of January 31, 2021.
Full Year Fiscal 2021 Financial Highlights
•Revenue: Total revenue was $213.6 million, up 28.4% year-over-year.
•Gross Margin: GAAP gross margin was 85.6% compared to 85.2% for fiscal 2020. Non-GAAP gross margin was 86.6% compared to non-GAAP gross margin of 85.8% for fiscal 2020.
•Operating Loss: GAAP operating loss was $66.3 million, or GAAP operating margin of negative 31.0%, compared to a $55.6 million GAAP operating loss, or GAAP operating margin of negative 33.4%, for fiscal 2020. Non-GAAP operating loss was $19.4 million, or non-GAAP operating margin of negative 9.1%, compared to a $28.4 million non-GAAP operating loss, or non-GAAP operating margin of negative 17.0%, for fiscal 2020.
•Net Loss: GAAP net loss was $68.9 million, compared to $50.3 million for fiscal 2020. GAAP net loss per share was $0.87, compared to $0.77 for fiscal 2020. Non-GAAP net loss was $19.3 million, compared to $23.1 million for fiscal 2020. Non-GAAP net loss per share was $0.24, compared to $0.35 for fiscal 2020.
•Cash Flow: Net cash provided by operations was $10.1 million, or 4.7% of revenue, compared to net cash used in operations of $0.2 million, or (0.1)% of revenue, for fiscal 2020. Free cash flow was $5.2 million, or 2.5% of revenue, compared to negative $5.3 million, or (3.2)% of revenue, for fiscal 2020.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.
Recent Highlights

•Continued Expansion Within Existing Customers: PagerDuty had the eighth consecutive quarter in which approximately a third of its enterprise customers expanded. Expansions during the quarter included Dropbox, Marqeta, Morgan Stanley, Netflix, Okta, and Slack.
•Customer Growth: PagerDuty had over 13,800 customers as of January 31, 2021. These included new customers Ally Financial, Ameren Corporation, Jetblue Airways, Sega Sammy Holdings, SK Telecom, and WaWa.
•Record Setting Quarter: PagerDuty had a record-setting quarter closing its largest one time, multi-year expansion in its history, its first million dollar contract in EMEA, and achieving record transaction growth in the mid-market. For the year, annual recurring revenue (ARR) from the PagerDuty Digital Operations plan doubled and now accounts for over 20 percent of total ARR.
•Expanding Use Cases and Platform: During the year, customers adopted PagerDuty beyond on-call and incident response to security, where users grew 56 percent, and customer service, where users grew 40 percent year over year. PagerDuty continues to add integration partners for a total of over 530 integrations, with partners such as Buildkite, Gitlab and Jenkins for change events and Jfrog for security.
•Inclusion, Diversity & Equity: During the year, PagerDuty continued investment and volunteer support for racial and social equity and inclusive leadership development. PagerDuty’s ID&E efforts resulted in improved access, representation, pay equity and career opportunities. The Company’s board of directors is among the most balanced in the tech industry, representing the diverse communities we serve.

Financial Outlook
For the first quarter of fiscal 2021, PagerDuty currently expects:

•Total revenue of $61.0 million - $63.0 million, representing a growth rate of 23% - 27% year-over-year
•Non-GAAP net loss per share of $0.10 - $0.09, assuming approximately 83 million shares

For the full fiscal year 2021, PagerDuty currently expects:

•Total revenue of $264.0 million - $270.0 million, representing a growth rate of 24% - 26% year-over-year
•Non-GAAP net loss per share of $0.43 - $0.36, assuming approximately 84 million shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net loss per share to GAAP net loss per share because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on March 17, 2021. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor

PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-based Compensation: PagerDuty utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Acquired Intangible Assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: PagerDuty views acquisition-related expenses, such as transaction costs and acquisition-related retention payments, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Issuance Costs: The imputed interest rate of Convertible Senior Notes (the "Notes") was approximately 7.88%. This is a result of the debt discounts recorded for the conversion features of the Notes that are required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt discounts are amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and PagerDuty believes the exclusion of this interest expense will provide for a more useful comparison of its operational performance in different periods.

Acquisition-Related Income Tax Benefit: PagerDuty views acquisition-related income tax benefits as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such benefits can assist in the comparison of operational performance in different periods which may or may not include such benefits.

PagerDuty defines non-GAAP operating loss as GAAP loss from operations excluding stock-based compensation expense, non-cash charitable contribution expense, amortization of acquired intangible assets, and transaction-related costs. PagerDuty defines non-GAAP net loss (which is used in calculating non-GAAP net loss per share) as GAAP net loss excluding amortization of debt discount and issuance costs, stock-based compensation expense, non-cash charitable contribution expense, amortization of acquired intangible assets, transaction-related costs, and acquisition-related income tax benefit. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment to strengthen its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook, market positioning, addressable market, and expected benefits of our product improvements and new integrations. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission (SEC) on March 19, 2020 and our Form 10-Qs filed with the SEC on June 5, 2020, September 3, 2020 and December 4, 2020. Additional information will be made available in our annual report on Form 10-K for the fiscal year ended January 31, 2021 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, our business, operations, revenue results, cash flow, operating expenses, demand for our solutions, sales cycles, customer retention and our customers’ businesses; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a leader in digital operations management. In an always-on world, organizations of all sizes trust PagerDuty to help them deliver a perfect digital experience to their customers, every time. Teams use PagerDuty to identify issues and opportunities in real time and bring together the right people to fix problems faster and prevent them in the future. Notable customers include GE, Cisco, Genentech, Electronic Arts, Cox Automotive, Netflix, Shopify, Zoom, DoorDash, Lululemon and more. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook.

Investor Relations Contact:
Christine Cloonan
investor@pagerduty.com

PagerDuty, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Revenue	$59,284	$45,926	$213,556	$166,351
Cost of revenue(1)	9,401	6,353	30,686	24,579
Gross profit	49,883	39,573	182,870	141,772
Operating expenses:
Research and development(1)	17,861	13,851	64,566	49,011
Sales and marketing(1)	33,884	24,972	122,155	97,350
General and administrative(1)	16,532	12,506	62,431	50,970
Total operating expenses	68,277	51,329	249,152	197,331
Loss from operations	(18,394)	(11,756)	(66,282)	(55,559)
Interest income	857	1,409	4,232	5,692
Interest expense	(4,224)	—	(9,965)	—
Other income (expense), net	67	(143)	(794)	203
Loss before (provision for) benefit from income taxes	(21,694)	(10,490)	(72,809)	(49,664)
(Provision for) benefit from income taxes	(454)	50	3,906	(675)
Net loss	$(22,148)	$(10,440)	$(68,903)	$(50,339)
Comprehensive (loss) income
Unrealized (loss) gain on investments	(291)	187	206	137
Total other comprehensive loss	$(22,439)	$(10,253)	$(68,697)	$(50,202)
Net loss per share, basic and diluted	$(0.27)	$(0.14)	$(0.87)	$(0.77)
Weighted-average shares used in calculating net loss per share, basic and diluted	81,933	77,165	79,614	65,544
(1) Includes stock-based compensation expense as follows (in thousands, unaudited):

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Cost of revenue	$607	$245	$1,702	$1,018
Research and development	3,636	1,807	11,095	5,566
Sales and marketing	3,324	2,839	14,733	8,924
General and administrative	3,929	2,922	15,701	11,697
Total	$11,496	$7,813	$43,231	$27,205

PagerDuty, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of January 31,	As of January 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$339,166	$124,024
Investments, current	221,112	227,375
Accounts receivable, net of allowance for doubtful accounts of $1,188 and $810 as of January 31, 2021 and January 31, 2020, respectively	55,119	37,128
Deferred contract costs, current	12,330	9,301
Prepaid expenses and other current assets	10,587	7,163
Total current assets	638,314	404,991
Property and equipment, net	12,639	12,369
Deferred contract costs, non-current	19,257	16,387
Lease right-of-use assets	24,691	—
Goodwill	72,126	—
Intangible assets, net	26,633	—
Other assets	1,783	1,651
Total assets	$795,443	$435,398
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,747	$6,434
Accrued expenses and other current liabilities	9,627	7,197
Accrued compensation	28,372	13,911
Deferred revenue, current	123,686	87,490
Lease liabilities, current	5,262	—
Total current liabilities	172,694	115,032
Convertible senior notes, net	217,528	—
Deferred revenue, non-current	6,286	5,079
Lease liabilities, non-current	26,542	—
Other liabilities	5,666	7,349
Total liabilities	428,716	127,460
Stockholders’ equity:
Common stock	—	—
Additional paid-in-capital	614,494	487,008
Accumulated other comprehensive income	343	137
Accumulated deficit	(248,110)	(179,207)
Total stockholders’ equity	366,727	307,938
Total liabilities and stockholders’ equity	$795,443	$435,398

PagerDuty, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(22,148)	$(10,440)	$(68,903)	$(50,339)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,918	662	5,270	2,337
Amortization of deferred contract costs	3,083	2,281	10,977	7,780
Stock-based compensation	11,496	7,813	43,231	27,205
Amortization of debt issuance costs	3,315	—	7,808	—
Noncash lease expense	1,099	—	4,398	—
Other	621	52	2,518	(331)
Changes in operating assets and liabilities:
Accounts receivable	(13,758)	(7,934)	(17,637)	(3,601)
Deferred contract costs	(5,932)	(5,051)	(16,876)	(15,996)
Prepaid expenses and other assets	1,583	2,752	(2,022)	(2,112)
Accounts payable	526	276	316	(1,110)
Accrued expenses and other liabilities	(3,034)	1,204	(810)	3,668
Accrued compensation	3,495	(1,758)	11,184	3,861
Deferred revenue	22,248	11,945	34,723	28,465
Lease liabilities	(1,123)	—	(4,082)	—
Net cash provided by (used in) operating activities	3,389	1,802	10,095	(173)
Cash flows from investing activities
Purchases of property and equipment	(636)	(1,984)	(4,038)	(5,174)
Capitalized internal-use software costs	(482)	—	(810)	—
Business acquisitions, net of cash acquired	—	—	(49,656)	—
Purchases of held-to-maturity investments	—	—	—	(45,736)
Proceeds from maturities of held-to-maturity of investments	—	9,000	28,040	17,950
Purchases of available-for-sale investments	(68,788)	(91,404)	(222,042)	(224,110)
Proceeds from maturities of available-for-sale investments	66,549	25,000	189,901	25,000
Proceeds from sales of available-for-sale investments	—	—	9,285	—
Net cash used in investing activities	(3,357)	(59,388)	(49,320)	(232,070)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $9,302	(467)	—	278,198	—
Purchases of capped calls related to convertible senior notes	—	—	(35,708)	—
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	—	—	220,086
Payments of costs related to initial public offering	—	(342)	—	(5,945)
Proceeds from repayment of promissory note	—	—	—	515
Proceeds from issuance of common stock upon exercise of stock options	4,389	1,437	14,098	7,187
Proceeds from Employee Stock Purchase Plan	2,428	4,117	5,986	4,117
Employee payroll taxes paid related to net share settlement of restricted stock units	(3,873)	(2)	(8,207)	(16)
Net cash provided by financing activities	2,477	5,210	254,367	225,944
Net increase (decrease) in cash, cash equivalents, and restricted cash	2,509	(52,376)	215,142	(6,299)
Cash, cash equivalents, and restricted cash at beginning of year	336,657	176,400	124,024	130,323
Cash, cash equivalents, and restricted cash at end of year	$339,166	$124,024	$339,166	$124,024

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Year ended January 31,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$49,883	$39,573	$182,870	$141,772
Plus: Share-based compensation	607	245	$1,702	1,018
Plus: Amortization of acquired intangible assets	280	—	373	—
Non-GAAP gross profit	$50,770	$39,818	$184,945	$142,790
GAAP gross margin	84.1%	86.2%	85.6%	85.2%
Non-GAAP adjustments	1.5%	0.5%	1.0%	0.6%
Non-GAAP gross margin	85.6%	86.7%	86.6%	85.8%

Reconciliation of operating expenses
GAAP research and development	$17,861	$13,851	64,566	$49,011
Less: Share-based compensation	(3,636)	(1,807)	$(11,095)	(5,566)
Less: Acquisition-related expenses	(460)	—	(614)	—
Non-GAAP research and development	$13,765	$12,044	$52,857	$43,445

GAAP sales and marketing	$33,884	$24,972	$122,155	$97,350
Less: Share-based compensation	(3,324)	(2,839)	(14,733)	(8,924)
Less: Amortization of acquired intangible assets	(595)	—	(794)	—
Non-GAAP sales and marketing	$29,965	$22,133	$106,628	$88,426

GAAP general and administrative	$16,532	$12,506	$62,431	$50,970
Less: Share-based compensation	(3,929)	(2,922)	(15,701)	(11,697)
Less: Acquisition-related expenses	(191)	—	(1,823)	—
Non-GAAP general and administrative	$12,412	$9,584	$44,907	$39,273

Reconciliation of operating loss and operating margin
GAAP operating loss	$(18,394)	$(11,756)	$(66,282)	$(55,559)
Plus: Share-based compensation	11,496	7,813	43,231	27,205
Plus: Amortization of acquired intangible assets	875	—	1,167	—
Plus: Acquisition-related expenses	651	—	2,437	—
Non-GAAP operating loss	$(5,372)	$(3,943)	$(19,447)	$(28,354)
GAAP operating margin	(31.0)%	(25.6)%	(31.0)%	(33.4)%
Non-GAAP adjustments	21.9%	17.0%	21.9%	16.4%
Non-GAAP operating margin	(9.1)%	(8.6)%	(9.1)%	(17.0)%

Reconciliation of net loss
GAAP net loss	$(22,148)	$(10,440)	$(68,903)	$(50,339)
Plus: Share-based compensation	11,496	7,813	43,231	27,205
Plus: Amortization of debt discount and issuance costs	3,315	—	7,808	—
Plus: Amortization of acquired intangible assets	875	—	1,167	—
Plus: Acquisition-related expenses	651	—	2,437	—
Plus: Acquisition-related tax benefit	41	—	(5,017)	—
Non-GAAP net loss	$(5,770)	$(2,627)	$(19,277)	$(23,134)

Reconciliation of net loss per share, basic and diluted
GAAP net loss per share, basic and diluted	$(0.27)	$(0.14)	$(0.87)	$(0.77)
Non-GAAP adjustments to net loss	0.20	0.11	0.62	0.42
Non-GAAP net loss per share, basic and diluted	$(0.07)	$(0.03)	$(0.24)	$(0.35)
______________
Note: Certain figures in the tables above may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$3,389	$1,802	$10,095	$(173)
Less:
Purchases of property and equipment	(636)	(1,984)	(4,038)	(5,174)
Capitalization of internal-use software	(482)	—	(810)	—
Free cash flow	$2,271	$(182)	$5,247	$(5,347)
Net cash used in investing activities	$(3,357)	$(59,388)	$(49,320)	$(232,070)
Net cash provided by financing activities	$2,477	$5,210	$254,367	$225,944
Free cash flow margin	3.8%	(0.4)%	2.5%	(3.2)%